Exhibit 4.5


NONSTATUTORY STOCK OPTION


____________, Optionee:

     ILLUSTRA INFORMATION TECHNOLOGIES, INC. (the "Company") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors and consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is ________ (_______). Subject to the limitations contained herein, this option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment, provided that you are employed by the Company on that vesting date, as follows:

     Date of Earliest Exercise               Number of Shares
           (Vesting Date)                      (Installment)

  Last day of the 12th month following   ______ shares (approx. 20% of total
  Commencement Date                      shares subject to option)

  End of 13th through 59th months        ______ shares (approx. 1/60 of total
  following Commencement Date            shares subject to option)

  End of 60th month following            ______ shares (balance of shares
  Commencement Date                      subject to option)


     The Commencement Date for purposes of this option is _______.

     2.   (a)   The exercise price of this option is $_____ per share,
being not less than the fair market value of the Common Stock on the date of grant of this option.

          (b) Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by you. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock.

     3.   (a)   Subject to the provisions of this option you may elect
at any time during your employment with the Company or an affiliate thereof, to exercise the option as to any part or all of the shares subject to this option at any time during the term hereof, including, without limitation, a time prior to the date of earliest exercise ("vesting") stated in paragraph 1 hereof; provided, however, that:

               (i) a partial exercise of this option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

               (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Early
Exercise Stock Purchase Agreement attached hereto; and

               (iii) you shall enter into an Early Exercise Stock
Purchase Agreement in the form attached hereto with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

          (b) The election provided in this paragraph 3 to purchase shares upon the exercise of this option prior to the vesting dates shall cease upon termination of your employment with the Company or an affiliate thereof and may not be exercised after the date thereof.

     4. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

     5. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act. The Company may require Optionee (or other person eligible to exercise this option pursuant to the terms herein), as a condition of exercising any such option, (i) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

     6. The term of this option commences on the date hereof and, unless sooner terminated as set forth below, terminates on __________. In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows:

          (a) Termination of Relationship as an Employee. In the event Optionee's continuous status as an Employee terminates (other than upon the Optionee's death or disability), the Optionee may exercise his option within three (3) months from such date of termination, but only to the extent that the Optionee was entitled to exercise it at the date of termination. If, after termination, the Optionee does not exercise his option within the time specified herein, the option shall terminate.

          (b) Disability of Optionee. In the event Optionee's continuous status as an Employee terminates as a result of Optionee's Disability, the Optionee may exercise his option, but only within twelve
(12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination. If, after termination, the Optionee does not exercise his option within the time specified herein, the option shall terminate.

           (c) Death of Optionee. In the event of the death of Optionee, the option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such option), by the Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance does not exercise the option within the time specified herein, the option shall terminate.

          (d)   Definitions.

                (i) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Internal Revenue Code of 1986, as amended.

               (ii) "Director" means a member of the Board of Directors of the Company.

               (iii) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (iv) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (v) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     7.   (a)   This option may be exercised, to the extent specified
above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then reasonably require.

          (b)   By exercising this option you agree that:

               (i) the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (A) the exercise of this option; (B) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (C) the disposition of shares acquired upon such exercise;

               (ii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters; provided, however, that such restriction shall apply only if, on the Effective Date, you are an officer, director, or owner of more than one percent (1%) of the outstanding securities of the Company. For purposes of this restriction you will be deemed to own securities which (1) are owned directly or indirectly by you, including securities held for your benefit by nominees, custodians, brokers or pledgees; (2) may be acquired by you within sixty (60) days of the Effective Date; (3) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or (4) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or beneficiary, but only to the extent of your proportionate interest therein as a shareholder, partner or beneficiary thereof. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

               (iii) all shares of Common Stock issued on exercise of this option shall be subject to a purchase option in favor of the Company as set forth in this subparagraph 7(b)(iv) (the "Market Value Option"). In the event your employment with the Company terminates, for any reason or no reason, with or without cause, then the Company shall have the right to purchase all or any part of such stock by exercising the Market Value Option. The Market Value Option may be exercised by written notice to you and payment of the purchase price in cash at any time within 90 days after your employment terminates. The exercise price of the Market Value Option shall be the greater of (1) the price at which the shares were initially purchased from the Company; or (2) the fair market value of the stock at the time of such termination as determined by the Board of Directors of the Company taking into account the book value, present earnings, overall financial condition and future prospects of the Company. If the stockholder holding shares subject to the Market Value Option objects to the value so determined by the Board, then the exercise price of the Market Value Option shall be the fair market value of the stock being purchased, on the date of termination, as determined by an independent appraiser to be designated by the Board of Directors, subject to the approval of the stockholder, which approval shall not be unreasonably withheld. The cost of such appraisal shall be paid 50% each by the Company and by such stockholder. The Market Value Option shall terminate upon the earlier of (1) ___________; (2) the date securities of the Corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Act, or any successor to the Act; or (3) the first date on which the shares of the same class and series as the shares subject to such Option are traded on a public market. If any shares subject to the Market Value Option are transferred, such shares shall remain subject to the Market Value Option in the hands of the transferee, and the certificates evidencing such shares may bear a legend referring to the Market Value Option. Any and all new, substituted or additional securities or other property to which you may be entitled as a result of (A) a stock dividend or liquidating dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company, or (B) a consolidation, merger or sale of all, or substantially all, of the assets of the Company by reason of your ownership of the shares issued on exercise of this option shall be immediately subject to the Market Value Option. Upon the occurrence of any event specified in clause (B) above, the Market Value Option may be assigned to any successor of the Company, and shall apply if you do not become or shall cease for any reason to be employed by such successor or its affiliates. In that case, references herein to the "Company" shall be deemed to refer to such successor.

              (iv) all shares of Common Stock issued on exercise of this option shall be subject to any right of first refusal set forth in any applicable provisions of the Company's Bylaws and;

              (v) you will at the time of exercise execute an agreement with the Company implementing the provisions of this Section 7.

     8. During the term of this Option, the Company shall keep available at all times the number of shares of stock required to satisfy the exercise of such option.

     9. Proceeds from the sale of stock pursuant to the exercise of this Option shall constitute general funds of the Company.

     10. Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to this option unless and until such person has satisfied all requirements for exercise of this option pursuant to its terms. Throughout the term of this option, the Company shall deliver to Optionee, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, (i) a balance sheet and income statement for the preceding year; and (ii) any other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

     11.  (a)   If any change is made in the stock subject to this
option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), this option will be appropriately adjusted in the class(es), number of shares and price per share of stock subject to the option.

          (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, to the extent permitted by applicable law: (i) any surviving corporation shall assume this option or shall substitute a similar option (if this option is still outstanding), or (ii) this option shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue this option, or to substitute a similar option for this option (if still outstanding), then this option shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, this option (if still outstanding) shall terminate if not exercised prior to such event.

     12. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

     13. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

     14. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     Dated _____________.

                              Very truly yours,

                              ILLUSTRA INFORMATION TECHNOLOGIES, INC.


                              By
                                Duly authorized on behalf of the
                                Board of Directors


The undersigned:

     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option; and

     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the following agreements only:

     NONE _______
          (Initial)

     OTHER _______________________________________
           _______________________________________
           _______________________________________


                                    ___________________________________



                                    Address:___________________________
                                            ___________________________


ATTACHMENTS:

     Form of Exercise
     Early Exercise Stock Purchase Agreement